Exhibit 23.1

Deloitte Bedrijfsrevisoren / Réviseurs d’Entreprises Gateway Building Luchthaven Nationaal 1 J 1930 Zaventem Belgium Tel. + 32 2 800 20 00 Fax + 32 2 800 20 01 www.deloitte.com

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated 15 March 2018, relating to the 2017 and 2016 consolidated financial statements and the retrospective adjustments to the 2015 financial statement disclosures of Anheuser-Busch InBev SA/NV (which report expresses an unqualified opinion and includes an explanatory paragraph regarding retrospective adjustments to the 2015 consolidated financial statement disclosures on segment information), and the effectiveness of Anheuser-Busch InBev SA/NV’s internal control over financial reporting as of 31 December 2017, appearing in Anheuser-Busch InBev SA/NV’s Annual Report on Form 20-F for the year ended 31 December 2017.

Zaventem, 14 September 2018

/s/ Joël Brehmen
DELOITTE Bedrijfsrevisoren / Réviseurs d’Entreprises
BV o.v.v.e. CVBA / SC s.f.d. SCRL
Represented by Joël Brehmen

Deloitte Bedrijfsrevisoren / Réviseurs d’Entreprises

Burgerlijke vennootschap onder de vorm van een coöperatieve vennootschap met beperkte aansprakelijkheid /

Société civile sous forme d’une société coopérative à responsabilité limitée

Registered Office: Gateway Building, Luchthaven Nationaal 1 J, B-1930 Zaventem

VAT BE 0429.053.863 - RPR Brussel/RPM Bruxelles - IBAN BE 17 2300 0465 6121 - BIC GEBABEBB

Member of Deloitte Touche Tohmatsu Limited